Registration No. 333-205914
As filed with the Securities and Exchange Commission on July 30, 2015

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-205914
UNDER THE SECURITIES ACT OF 1933

POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	82-0156045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
601 W. First Avenue, Ste. 1600 Spokane, WA 99201 509-835-1500
(Address, including zip code and telephone number, of principal executive offices)

Potlatch Corporation Deferred Compensation Plan for Directors II
(Full title of the plans)

Lorrie D. Scott, Esq. Vice President, General Counsel and Corporate Secretary Potlatch Corporation 601 W. First Avenue Suite 1600 Spokane, WA 99201 509-835-1500
(Name, address and telephone number, including area code, of agent for service)
Copy to: Sue Morgan Perkins Coie LLP 1201 Third Avenue Suite 4900 Seattle, WA 98101

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. Large Accelerated filer     X  Accelerated filer   ☐         Non-Accelerated filer   ☐              Smaller reporting company  ☐

EXPLANATORY NOTE

This post-effective amendment relates to the Registration Statement No. 333-205914 on Form S-8 (collectively, the “Registration Statements” filed by Potlatch Corporation, a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”) solely to correct an administrative error in the documents incorporated by reference, which excluded the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 filed with the SEC on July 29, 2015.

PART II

Item 3.    Incorporation of Documents by Reference.

(a)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 filed with the SEC on July 29, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this post-effective amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington on July 30, 2015.

POTLATCH COPORATION

By:    /s/Jerald W. Richards
Vice President and Chief Financial Officer

Note: No other person is required to sign this post-effective amendment to the Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.